Exhibit 15

                          Accountants' Acknowledgment

Footstar, Inc.
West Nyack, New York

Board of Directors:

Re:   Registration Statements Numbers 333-20731, 333-30011 and 333-41390 on Form
      S-8

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated October 17, 2001 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                                       /s/ KPMG LLP

New York, New York
November 13, 2001


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